Prospectus Supplement (Sales Report) No. 18 dated February 17, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 367777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367777	$25,000	$25,000	12.84%	1.00%	February 12, 2009	February 12, 2012	February 12, 2013	$2,800

                This series of Notes was issued upon closing and funding of member loan 367777. Member loan 367777 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,667 / month
Current employer:	Foodstuffs	Debt-to-income ratio:	5.52%
Length of employment:	15 years	Location:	Libertyville, IL

Home town:	Skokie
Current & past employers:	Foodstuffs
Education:	Culinary Institute of America

This borrower member posted the following loan description, which has not been verified:

Foodstuffs is a retail gourmet food store serving the suburbs of Chicago. We have been in business for 30 years with 4 stores and a catering department. Foodstuffs would use this loan for the purchase of inventory.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,900.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 371879

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371879	$15,000	$15,000	13.79%	1.00%	February 17, 2009	February 14, 2012	February 14, 2013	$1,175

                This series of Notes was issued upon closing and funding of member loan 371879. Member loan 371879 was requested on January 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,948 / month
Current employer:	State of Colorado - Dept of Labor & Employment	Debt-to-income ratio:	9.17%
Length of employment:	15 years 2 months	Location:	Colorado Springs, CO

Home town:	Pekin
Current & past employers:	State of Colorado - Dept of Labor & Employment, State of Colorado - Dept of Public Health & Environment
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

Looking for debt consolidation loan to reduce interest on existing debts and create a payment schedule with an end date. This effort coincides with an eye toward a possible move and real estate transaction.

A credit bureau reported the following information about this borrower member on January 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,500.00	Public Records On File:	1
Revolving Line Utilization:	85.60%	Months Since Last Record:	116
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373583

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373583	$12,000	$12,000	14.42%	1.00%	February 13, 2009	February 12, 2012	February 12, 2013	$1,100

                This series of Notes was issued upon closing and funding of member loan 373583. Member loan 373583 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,125 / month
Current employer:	Evergreen Shipping	Debt-to-income ratio:	13.79%
Length of employment:	3 years 6 months	Location:	Bayonne, NJ

Home town:
Current & past employers:	Evergreen Shipping
Education:	St. Peter's College

This borrower member posted the following loan description, which has not been verified:

I am looking to obtain a loan to consolidate my and my wifes bills into one monthly payment.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,976.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 373994

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373994	$7,200	$7,200	12.84%	1.00%	February 17, 2009	February 15, 2012	February 15, 2013	$800

                This series of Notes was issued upon closing and funding of member loan 373994. Member loan 373994 was requested on February 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Aeropostale	Debt-to-income ratio:	19.16%
Length of employment:	4 months	Location:	Phoenix, AZ

Home town:	Phoenix
Current & past employers:	Aeropostale
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

A loan to consolidate credit card debt into one monthly payment.

A credit bureau reported the following information about this borrower member on February 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,136.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi baanders1985@yahoo.com. What interest rate are you currently paying on your debt? What is the current total monthly minimum payment for the debt you have to pay off? How did you accrue this debt and have you made changes to avoid accruing additional debt in the future? Thank you.	Currently, my interests rates range from 20-22%. My total minimum payments for all debt combined is about 150.00 per month. I accrued the debt throughout my college years when I needed money for books, supplies, living expenses, etc. I have graduated and am now in the process of paying off these debts. Currently, I pay 400-450.00 per month towards these debts to get rid of them faster and I have discontinued use of most of these lines of credit.

Member Payment Dependent Notes Series 374827

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374827	$19,000	$19,000	13.47%	1.00%	February 13, 2009	February 13, 2012	February 13, 2013	$10,850

                This series of Notes was issued upon closing and funding of member loan 374827. Member loan 374827 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,250 / month
Current employer:	National Education Association	Debt-to-income ratio:	4.64%
Length of employment:	13 years 9 months	Location:	Stafford, VA

Home town:	Stafford
Current & past employers:	National Education Association
Education:	University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

I would rather pay people than companies. I want to pay off a few remaining open credit cards and one fixed credit union loan. I have become a big fan of lending clubs - this seems the financial trend of the future.

A credit bureau reported the following information about this borrower member on January 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,888.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much extra money do you have after paying your bills each month? Do you and your spouse (if married) plan on any interruption or decrease in income during the term of this loan? Many thanks in advance.	Hi - we have about $1300 left over which is used for groceries, incidental expenses, and savings. I work for the National Education Association (the public teachers' professional association, which is fairly recession-proof, and my wife is a licensed veterinary technician - anesthesiologist. Both of us have worked in our industries for over 20 years, and we expect no interruptions. That said - there are no guaranties, of course :) I appreciate your interest and your consideration - thanks very much - Jimmy Jones
Just curious why you have 54 total credit lines and 24 open credit lines. This is probably what is pulling down your Loan Grade.	Hi there - no problem. I am 52 and most of the credit lines and loans have been paid off and closed over the years, but they stay on the credit reports for a long time. According to LendingClub Credit, the C grade is due to 1) the high loan amount ($19K), and the debt to income ratio - which is a little high. ut then again, that is a good reason to consolidate, and in fact is the reason I'm doing it :) I appreciate your interest in my loan - thanks! Jimmy Jones

Member Payment Dependent Notes Series 375066

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375066	$18,000	$18,000	12.53%	1.00%	February 13, 2009	February 13, 2012	February 13, 2013	$1,550

                This series of Notes was issued upon closing and funding of member loan 375066. Member loan 375066 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,017 / month
Current employer:	Grosso Materials Inc.	Debt-to-income ratio:	11.37%
Length of employment:	17 years	Location:	MONTGOMERY, NY

Home town:	Middletown
Current & past employers:	Grosso Materials Inc.
Education:	Suny Orange

This borrower member posted the following loan description, which has not been verified:

I would like to pay off as much debt as possible to lower my monthly payment

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,940.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you provide lending club with a paystub to verify your income?	I submitted all 5 paystubs from January 2009 via fax
sounds great. looking forward to funding your loan.	Thank you very much!
by the way, do you rent or own? if you rent, what is your monthly rent? if you own, what are your monthly mortgage payments and the terms of the mortgage?	I rent, my monthly payment is $740.

Member Payment Dependent Notes Series 375439

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375439	$10,000	$10,000	18.21%	1.00%	February 13, 2009	February 13, 2012	February 13, 2013	$1,675

                This series of Notes was issued upon closing and funding of member loan 375439. Member loan 375439 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	Sunoco Inc.	Debt-to-income ratio:	13.46%
Length of employment:	6 months	Location:	PHILADELPHIA, PA

Home town:	Brooklyn
Current & past employers:	Sunoco Inc., The Hartford, PSC Environmental
Education:	University of the Sciences in Philadelphia, Community College of Philadelphia, Temple University

This borrower member posted the following loan description, which has not been verified:

I would like a loan for a major kitchen remodeling that includes new appliances and cabinets. I would also like to spend some on a new patio at the location where I live.

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,802.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you mind sharing what the credit inquiries have been for? Also does "OWN" mean that you own your home outright instead of carrying a mortgage?	The credit inquires have been for a new store credit card and a credit check on a possible new car purchase. I have also asked about a personal loan from banks in my town. The interest rates were through the roof. On the issue of "OWN" there is no mortgage on the home right now.
Will you accept the loan if it is not fully funded?	Yes.

Member Payment Dependent Notes Series 375466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375466	$6,000	$6,000	13.47%	1.00%	February 17, 2009	February 14, 2012	February 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 375466. Member loan 375466 was requested on January 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Texas Picnic Company	Debt-to-income ratio:	7.31%
Length of employment:	6 years 6 months	Location:	AUSTIN, TX

Home town:	Downey
Current & past employers:	Texas Picnic Company
Education:	Laredo Community College

This borrower member posted the following loan description, which has not been verified:

We would like a loan to consolidate our debt in order to prepare for our first child. We have been trying to cut down our debt for years, but we cannot make a dent with some of our cards because of high interest. We both work and do not live extravagant lives but cannot seem to dig ourselves out of this hole, brought on years ago during a job slum in Austin. We would like to have this under control before we have our first child in order to give him/her everything he/she needs and much of what he/she wants. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,095.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$1.8K per month for an income isnt much. What are your expenses like? could you provide a quick run down of them please?	My wife is a teacher and makes $41,000 a year and most of the monthly payments come from her salary. ( I mostly pay day to day expenses like groceries ($100 a week) and gas ($30 a week).
besides the current 6k you are looking for... do you all turn off your electric when you don't use it. Do you at all use public transportation and what other ways have you tried to cut back? Depending on your spending habits, if you cut off unnecessary spending for a while, you could possible get closer to getting your debt back in control.	We try to be as energy efficient as possible. Austin's public transportation is not great, but our car gets good gas mileage. We have tried to cut back as much as we can and are always looking for other ways to curb spending. Thank you for the suggestions.

Member Payment Dependent Notes Series 376019

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376019	$7,000	$7,000	13.16%	1.00%	February 12, 2009	February 11, 2012	February 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376019. Member loan 376019 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Wise Construction	Debt-to-income ratio:	18.85%
Length of employment:	1 year	Location:	SANDY, UT

Home town:	Sandy
Current & past employers:	Wise Construction, Old Time Handyman Construction
Education:

This borrower member posted the following loan description, which has not been verified:

I would like a loan to consolidate debt and pay for vehicle expenses. I have another personal loan I would like to consolidate as well as a few small credit cards.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	6
Revolving Credit Balance:	$566.00	Public Records On File:	0
Revolving Line Utilization:	8.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$2k isnt much of an income. What are your expenses like?	I'm currently living with relatives so my only expenses are a vehicle payment for $400 and other small monthly expenses, ex: cell phone, vehicle insurance, gas. I will be using this loan to pay off any other debt in my name to consolidate it all to one monthly payment.

Member Payment Dependent Notes Series 376026

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376026	$12,000	$12,000	9.63%	1.00%	February 17, 2009	February 15, 2012	February 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376026. Member loan 376026 was requested on February 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Willow Street Motors	Debt-to-income ratio:	7.41%
Length of employment:	4 years	Location:	Marstons Mills, MA

Home town:	Orange
Current & past employers:	Willow Street Motors, Robert J. Trapp Inc.
Education:	BA Nasson College

This borrower member posted the following loan description, which has not been verified:

15000.00 for 5 years

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1976	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$199,390.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the unusally large revolving credit balance. How will a $12000 loan put a dent in that?	From October through April I support my sons olympic snowboard quest with worldwide airline tickets, lodging, equipment, etc. His travel expenses are charged to my credit cards by a third party. He is currently in Europe returning to the U.S. through Canada on a World Cup tour. He works three jobs in the off season and will have saved enough by this fall to carry the load himself next season. So I am looking to change my debt to a steady single payment. I hope to make up the shortfall between the outstanding balance and the loan in the next month or two. Thank You for asking.

Member Payment Dependent Notes Series 376056

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376056	$8,000	$8,000	15.37%	1.00%	February 11, 2009	February 10, 2012	February 10, 2013	$400

                This series of Notes was issued upon closing and funding of member loan 376056. Member loan 376056 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Citrix Systems Inc	Debt-to-income ratio:	10.03%
Length of employment:	5 years 6 months	Location:	DEERFIELD BEACH, FL

Home town:	Oakfield
Current & past employers:	Citrix Systems Inc
Education:	Rochester Institute of Technology (RIT)

This borrower member posted the following loan description, which has not been verified:

I'm requesting a loan to repair my toyota supra and get it back on the road.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	29
Revolving Credit Balance:	$2,646.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$8000 is a lot for car repairs. What's wrong with the car and why wouldn't you look into buying a new car with low financing for not too much more money?	rebuilding a big turbo supra is a very expensive project. the new custom built engine and tranny alone cost me 20k. this loan will cover the remaining parts i need to get it back on the road.... intake manifold, turbo manifold, fuel, cooling, etc...
What is wrong with your car that requires 8K in repairs. Is the entire loan for the car?	rebuilding a big turbo supra is a very expensive project. the new custom built engine and tranny alone cost me 20k. this loan will cover the remaining parts i need to get it back on the road.... intake manifold, turbo manifold, fuel, cooling, etc...
So is this going to be a show car? Or just a sleeper (translation, a car that looks stock but can probably be a race car)? Also what happened to your old block and tranny?	I will definitely be taking it to shows when I get a new paint job (thinking either a flat black or a gunmetal color with a little pearl to match the forgeline wheels), and will definitely be taking it to the track. It will by no means be a sleeper though. It will be making around 1000hp to the wheels when I take it to the track (daily driven on a low boost tune around 500hp). As for the old block and tranny... Both will be pulled shortly and sit in my garage unless I can find someone who wants to buy them. I blew the stock engine head but the block and tranny are perfectly fine.

Member Payment Dependent Notes Series 376088

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376088	$14,000	$14,000	13.79%	1.00%	February 12, 2009	February 12, 2012	February 12, 2013	$1,200

                This series of Notes was issued upon closing and funding of member loan 376088. Member loan 376088 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	ibew local 351	Debt-to-income ratio:	3.70%
Length of employment:	8 years	Location:	willingboro, NJ

Home town:	paterson
Current & past employers:	ibew local 351, fms bank
Education:	ibew apprenticeship program

This borrower member posted the following loan description, which has not been verified:

20,000 loan to consolidate bills,improve credit rating.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	10
Revolving Credit Balance:	$14,499.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 376147

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376147	$10,000	$10,000	13.79%	1.00%	February 11, 2009	February 11, 2012	February 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376147. Member loan 376147 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Kumho Tire USA	Debt-to-income ratio:	19.83%
Length of employment:	1 year	Location:	Englewood, NJ

Home town:	Los Angeles
Current & past employers:	Kumho Tire USA, Samsung Electronics
Education:	London School of Economics

This borrower member posted the following loan description, which has not been verified:

I am getting married in April and would like to finance $10,000 for honeymoon & other minor expenses. Please help me.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,284.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376175

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376175	$15,000	$15,000	13.79%	1.00%	February 12, 2009	February 12, 2012	February 12, 2013	$3,900

                This series of Notes was issued upon closing and funding of member loan 376175. Member loan 376175 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Quadrangle Development Corporation	Debt-to-income ratio:	3.08%
Length of employment:	2 years 1 month	Location:	Washington, DC

Home town:	East Hartford
Current & past employers:	Quadrangle Development Corporation, PricewaterhouseCoopers
Education:	Johnson C. Smith University, The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

I have been investing in real estate for about two years. I recently purchased a new personal residence that I used most of my free cash to acquire. I came across a great real estate deal that I want to complete. In the past, hard money lenders would simply lend on investment properties based on the loan to value but now the hard money lenders want you to put up a down payment as well. That brings me to Lending Club. The terms through Lending Club allow me to still meet my investment parameters so I figured I would give it a try. The loan will be used as the downpayment for an investment property that I am going to repair and resell. The property is in the Petworth area of Washington, DC. The purchase price is $160,000 and the repairs are estimated at $55,000 with a $5,000 contingency ($60,000 total repair estimate) for a total of $220,000 (62% of value) to acquire and fix up the property. The after repair value of the property is $355,000 which is conversative. My hard money lender looked at the deal and immediately said it was solid. The hard money is lined up but the lender requires that I have some "skin in the game" in this environment so he wants me to put down $20,000 as a downpayment. I am able to pay $5,000 and I am looking for a loan to pay the rest. I look forward to us all making some money!

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,149.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 376184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376184	$21,000	$21,000	12.84%	1.00%	February 11, 2009	February 11, 2012	February 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376184. Member loan 376184 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	F&C Truck Sales and Service	Debt-to-income ratio:	18.09%
Length of employment:	2 years 3 months	Location:	Granite City, IL

Home town:	Sullivan
Current & past employers:	F&C Truck Sales and Service, Rental Property Owner
Education:	Rolla Technical Institute, East Central College

This borrower member posted the following loan description, which has not been verified:

I would like to obtain a loan to pay off my debt faster. I used my resources to refab my duplex and would now like to consolidate my debt to one loan with out using the home's equity. I would be able to pay as much as $600-$800.00 monthly.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,289.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, 2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses? Thanks!	yes, and yes.. my goal is to save $700.00 each month and cover all expenses. I would like to be debt free within 2-3 years (all but my mortgage) and I feel that I have a good standing to do so.

Member Payment Dependent Notes Series 376295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376295	$20,000	$20,000	14.74%	1.00%	February 11, 2009	February 11, 2012	February 11, 2013	$1,200

                This series of Notes was issued upon closing and funding of member loan 376295. Member loan 376295 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Winland Electronics	Debt-to-income ratio:	0.32%
Length of employment:	3 months	Location:	Mankato, MN

Home town:	Soldotna
Current & past employers:	Winland Electronics, CM Solutions, Plexus, ACT Manufacturing, SCI (now Sanmina)
Education:	South Dakota School of Mines and Technology, Hawaii Pacific University

This borrower member posted the following loan description, which has not been verified:

We have relocated due to a job situation. We are renting an apartment 800+ miles away from our mortgaged house. We have remained up to date on the mortgage and all utilities, which have remained on due to up keep of the house. We have been paying to have someone look after and do routine maintenance on the house. We have an offer on the house, but it is less than the amount we owe on the mortgage. We want to accept this offer on our house to get out from under our mortgage for a remote home. A 3 year $20,000 loan at 21% (which is lending club's highest stated rate) is still less than our current mortgage payment. We can afford the Lending Club's loan payment and it would remove the burden of long-distance upkeep and concern for the property.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	63
Revolving Credit Balance:	$2,229.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376302

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376302	$15,000	$15,000	13.47%	1.00%	February 11, 2009	February 11, 2012	February 11, 2013	$1,200

                This series of Notes was issued upon closing and funding of member loan 376302. Member loan 376302 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Smiths Medical	Debt-to-income ratio:	6.71%
Length of employment:	1 year 1 month	Location:	Minneapolis, MN

Home town:	Northfield
Current & past employers:	Smiths Medical, Medtronic
Education:	Hamline University, University of St. Thomas - Opus College of Business - MBA

This borrower member posted the following loan description, which has not been verified:

I just finished a kitchen remodel at my home that I funded on my credit card and I would like to pay it off with a loan from Lending Club if I can. I have owned another home before that I lived in for two years, fixed up, and made a profit on, and that is my goal with this home once I reach the two year mark. I have always been very responsible in paying my bills and have a very stable job as a marketing manager for a international medical device company. I make have a good chunk of school debt from obtaining my MBA, but am aggressively paying that down with the great salary I have now. Now, I would like to do the same with my high interest credit card debt and thought this would be a great way to go about it - people helping people is just what the economy needs I think! Thanks for looking at my request.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,490.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, 2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses? Thanks!	Hi DebtBuster, Here are your answers: 1. Monthly Budget: Mortgage Payment: $1250 Utilities: $85 Cell phone: $50 Car: Paid off Car Ins: $50 Student Loan: $190 Groceries: $250 Gas: $100 TOTAL: $1975 2. I have a savings account currently with $900 in it for emergency situations. Hope this helps - thanks for looking!

Member Payment Dependent Notes Series 376408

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376408	$8,000	$8,000	15.05%	1.00%	February 12, 2009	February 12, 2012	February 12, 2013	$1,200

                This series of Notes was issued upon closing and funding of member loan 376408. Member loan 376408 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Ascension Health	Debt-to-income ratio:	10.62%
Length of employment:	2 years	Location:	Bridgeton, MO

Home town:	St. Louis
Current & past employers:	Ascension Health, Zenith Administrators
Education:	American Intercontinental University Online

This borrower member posted the following loan description, which has not been verified:

This loan will assist in expanding my Forex (Foreign Exchange) company ?Sovereign Wealth Company? (http://www.sovereignwealthcompany.com/). Currently I have a total of 30 clients with a goal of 100 by the end of 2010 calendar year. Ninety percent of the capital received from will go towards the purchase of top tier computer hardware which will dramatically increase the speed at which I am able to analyze & execute orders on behalf of my clients. In addition, I have already hired software engineers from several countries to create what might be some of the most dynamic trading software in the industry today. The remaining capital will go toward maintenance fee's of the software. Currently my software executes the trades based on the changes in the market trend along with several other proprietary factors. The trading software performs at the highest modeling quality level of 90%. This simple means that for every 10 trades I place in the Forex (Foreign Exchange) market 9 will not only result in a profit, but will reach its intended profit target. To verify the performance of my robots, I am providing lenders access to my virtual sever account where live unmonitored trading is taking place. Once inside you will have the ability to view the full performance of the robots over a 30 day trading period. To receive immediate access please contact me to request access. Return On Investment: I plan to successfully fulfill my loan commitment via my company management fee system. The Sovereign Wealth Company Management fees are a hybrid fee system based on traditional hedge funds. In turn for successfully trading each client's account the Sovereign Wealth Company receives 20% from profit made through each member's account. To some people who are used to investing in a far less dynamic market place, 20% per month on profits may seem a bit over the top, but when you factor in that the Sovereign Wealth Company could produce account increases of 10% to 40% per month it's all relative when compare to yearly fee's charged by money managers in other industries. The profits from my company have been consistent and very accurate and I see no change in the near or distant future. Finally, the Forex market is by a far a get-rich-quick scheme, instead it is the engine that sustains every business transaction on the planet day in and day out.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	57
Revolving Credit Balance:	$6,933.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How long has your software been in production? Is you company currently in net profit?	Thank you for your question. We have manually paper traded our system since 2007 in all types of economical situations and have proven very successful with our strategies. Our confidence has grown over the years producing incredible amounts of capital in short term trades. We decided in 2008 to free ourselves from constantly watching the charts and created our own software capable of trading all time frames using any currency pair. We decided to go live trading mini lots which equates to $1.00 per pip with an average of 50 ? 200 pips per day. The performance statement on our website represents a paper trade account trading standard lots which equates to $10.00 per pip. Please feel free to view our performance statement at http://www.sovereignwealthcompany.com/performance.html. Yes, we are in net profit on a small conservative scale. Our goal is to build our capital to $50,000 as quickly as possible to trade on a larger scale using standard lots. Once this goal is achieved, our trading system will guarantee a 10% - 50% return monthly. Feel free to contact me with further questions. Thanks
Once this goal is achieved, our trading system will guarantee a 10% - 50% return monthly. You can't ever make guaranteed returns. Have you every heard of a ponzi scheme?	From my understanding, a Ponzi scheme is a fraudulent investment operation that pays returns to investors out of the money paid by subsequent investors rather than from profit. We are far from this illegal action. Our organization consists of clients completely in control of their own assets giving them the ability to view and withdraw gains made from their own individual account/s. We are not authorized to withdraw or make any additional deposits on behalf of our members. Each member has their own account of different sizes producing an average range of 10% - 50% monthly returns using our program. In the Forex market this is nothing if you have a grasp on how it all works. However, our website does not state a guarantee on returns to avoid being considered a ?Ponzi Scheme?. In fact, we mention the risk involved with investing in such a volatile market.
How do I get access to your server?	Thanks for inquiring about our servers. At this time we are no longer giving access to our servers in order to protect the copyrights of our trading robots. However, we are giving direct access to our trading platform which you can monitor trades in live action. Please visit http://www.sovereignwealthcompany.com/livetrades.html to gain access to one of our platforms. You must have Metatrader 4 platform on your computer which you can also download free via the same link. If you are unfamiliar with this process, we do provide instructional videos to assist you. We are constantly testing our robots through the most unwavering market conditions, so feel free to visit this link for future updates.

Member Payment Dependent Notes Series 376420

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376420	$25,000	$25,000	12.84%	1.00%	February 13, 2009	February 12, 2012	February 12, 2013	$1,200

                This series of Notes was issued upon closing and funding of member loan 376420. Member loan 376420 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Nortel Networks	Debt-to-income ratio:	3.02%
Length of employment:	10 years 11 months	Location:	Wylie, TX

Home town:	Indianapolis
Current & past employers:	Nortel Networks, United Parcel Service
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am part owner in a commercial piece of property and I want to start my own business.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	13
Revolving Credit Balance:	$2,906.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of business are you planning to open? What type of business experience do you have?	It is a reception hall/catering business. The reception hall is already in business but we want to expand by adding a kitchen and offering catering services.

Member Payment Dependent Notes Series 376478

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376478	$10,000	$10,000	16.00%	1.00%	February 12, 2009	February 12, 2012	February 12, 2013	$500

                This series of Notes was issued upon closing and funding of member loan 376478. Member loan 376478 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,333 / month
Current employer:	Kroger Co.	Debt-to-income ratio:	17.94%
Length of employment:	3 years 6 months	Location:	Weston, WV

Home town:	Weston
Current & past employers:	Kroger Co., Rite Aid
Education:	West Virginia University, Glenville State College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate all of my and my wifes credit card debt.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	21
Revolving Credit Balance:	$15,206.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Kroger to earn such a decent income?	Pharmacist

Member Payment Dependent Notes Series 376486

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376486	$9,000	$9,000	13.16%	1.00%	February 12, 2009	February 12, 2012	February 12, 2013	$2,600

                This series of Notes was issued upon closing and funding of member loan 376486. Member loan 376486 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Youth Contact	Debt-to-income ratio:	21.46%
Length of employment:	2 years 7 months	Location:	Portland, OR

Home town:	Chicago
Current & past employers:	Youth Contact
Education:	Loras College, Columbia College Chicago, Portland State University

This borrower member posted the following loan description, which has not been verified:

Employed Family Therapist seeks to pay back grad-school debts on non-profit salary. SOS- I expire on 2/12! Almost there?can?t make it without 100% funding.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	46
Revolving Credit Balance:	$12,439.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376539

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376539	$15,000	$15,000	15.68%	1.00%	February 13, 2009	February 13, 2012	February 13, 2013	$1,525

                This series of Notes was issued upon closing and funding of member loan 376539. Member loan 376539 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,084 / month
Current employer:	Greenleaf Auto Recyclers	Debt-to-income ratio:	22.16%
Length of employment:	4 years	Location:	ORANGE CITY, FL

Home town:	Rhode Island
Current & past employers:	Greenleaf Auto Recyclers, Michael Auto Parts
Education:

This borrower member posted the following loan description, which has not been verified:

Several of our credit cards interest rates have gone way up!! We want to pay off these cards in full and close them . A loan will be greatly appreciated! Thank you

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,143.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376549

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376549	$10,000	$10,000	9.63%	1.00%	February 17, 2009	February 14, 2012	February 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376549. Member loan 376549 was requested on January 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,480 / month
Current employer:	Univar USA Inc	Debt-to-income ratio:	7.38%
Length of employment:	10 months	Location:	Independence, MO

Home town:	Rolla
Current & past employers:	Univar USA Inc
Education:	Vatterott College - Kansas City Campus

This borrower member posted the following loan description, which has not been verified:

To pay off credit card debts and to focus of putting more money into retirement savings.

A credit bureau reported the following information about this borrower member on January 31, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	22
Revolving Credit Balance:	$2,770.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376588

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376588	$15,000	$15,000	11.89%	1.00%	February 17, 2009	February 13, 2012	February 13, 2013	$6,025

                This series of Notes was issued upon closing and funding of member loan 376588. Member loan 376588 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Premier Retail Networks	Debt-to-income ratio:	6.19%
Length of employment:	2 years 7 months	Location:	Daly City, CA

Home town:	Vallejo
Current & past employers:	Premier Retail Networks, Evergreen Valley College, Napa Valley College, College of the Siskiyous
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

Requesting funds to consolidate three credit cards, school tuition, and some minor personal expenses.

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,476.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what do your monthly bills total to right now? Please provide a break down.	Hello, Below is a brief breakdown of my monthly expenses: Gas 300.00 PG & E 200.00 Insurance 140.00 Rent 1500.00 Groceries 300.00 DirecTV 60.00 Credit Cards 500.00 Cel/Internet 200.00 Miscellaneous 200.00 Water/Garbage 75.00 Parking 175.00 ________ 3650.00
I see that your credit card bills are $500 per month, but this loan with be at $497, will you be lowering your monthly payments with this loan?	$500 is the amount I have allocated to putting towards them, though the actual amounts of the minimum payments are much lower...approximately half.

Member Payment Dependent Notes Series 376621

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376621	$12,000	$12,000	15.68%	1.00%	February 17, 2009	February 16, 2012	February 16, 2013	$1,650

                This series of Notes was issued upon closing and funding of member loan 376621. Member loan 376621 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Classic Litho	Debt-to-income ratio:	10.54%
Length of employment:	3 years 6 months	Location:	REDONDO BEACH, CA

Home town:	Washington
Current & past employers:	Classic Litho, Anderson Printing
Education:	Charles County Community College

This borrower member posted the following loan description, which has not been verified:

I am looking for a 3 or 4 year loan to refinance $12000 in credit card debt.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	16
Revolving Credit Balance:	$15,187.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can u pls explain ur deliquent record 16 months ago. Thx.	It was a 30 day late on my car payment because GMAC had attached insurance To my vehicle when I already had insurance. And I didn't pay for the insurance they had attached. I have fought with them and they said they would take it off. Experian will not let me dispute this item anymore since I have disputed it many times. But I was not late on my payment.

Member Payment Dependent Notes Series 376845

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376845	$4,000	$4,000	13.47%	1.00%	February 13, 2009	February 15, 2012	February 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376845. Member loan 376845 was requested on February 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Halfaker and Associates	Debt-to-income ratio:	17.86%
Length of employment:	3 months	Location:	Waldorf, MD

Home town:	Monroe
Current & past employers:	Halfaker and Associates, Active Duty Military
Education:	University of Maryland-University College, College of Southern Maryland

This borrower member posted the following loan description, which has not been verified:

I am trying to get a loan to consolidate eliminate unnecessary bills. I have bills that accumulated while helping out family. Helping family is always good if you are able to help. I was so focused on digging someone else out and before I knew it I was in deeper. I will use this loan to pay off a school loan, a medical bill and a couple of credit cards that have very small balances on them. After those are paid off I will only have to worry about paying my car payment and insurance, rent, and monthly expenses. I have been employed full time without any gaps since 1998 (when I was 18). I was active duty military from 1998-2006. After separating from the military, I worked for a company for a little over a year and switched to a new company doing the exact same job and just recently I was offered a new position and I have been working there for a few months but I am still working for my old company as a part time employee. I am more than capable of paying this loan back. Any help will be greatly appreciated.

A credit bureau reported the following information about this borrower member on February 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	66
Revolving Credit Balance:	$1,267.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi cnico. Can you provide details on what your current total monthly minimum payment is for your outstanding medical, student loans, and ccs?	Hello. My student loans and ccs are 210.00 total. My medical bill is only 660 but I try to pay $30 a month.
Can you provide Lending Club with pay stubs to verify your employment and income?	Yes I can

Member Payment Dependent Notes Series 376894

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376894	$11,400	$11,400	12.53%	1.00%	February 17, 2009	February 15, 2012	February 15, 2013	$1,000

                This series of Notes was issued upon closing and funding of member loan 376894. Member loan 376894 was requested on February 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Federal Bureau of Prisons	Debt-to-income ratio:	14.50%
Length of employment:	1 year 11 months	Location:	Greeley, CO

Home town:	Security
Current & past employers:	Federal Bureau of Prisons, Colorado Department of Corrections
Education:

This borrower member posted the following loan description, which has not been verified:

Over the past year, my husband and I have done in-depth Bible studies on finances and taken time to consider the goals we have for our family. We realized we are pretty far off the mark from what God wants for our family. Practically, the two main conclusions we have come to are: 1) We need to get out of debt. This will allow Tim to change locations as needed to further his career. 2) Mom needs to be home with the kids. There are dietary/behavioral concerns that place higher demands on my time. Just not worth if for me to work part time. For the last 6 months, we have only used our credit cards a few times. This has been for emergency repairs, medical reasons or when pay days were late. My husband is already planning a transfer to a location with a lower cost of living and higher probability of overtime. We are doing what we can to reduce our indebtedness. Consolidating our credit card debt to a lower interest rate would be a big step forward for us.

A credit bureau reported the following information about this borrower member on February 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,775.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am a retired CO State employee who had gone through DOC. You list both Federal Bureau of Prisons Colorado Department of Corrections Which is it the Feds or the State and what is up at Greeley, there are facilities, some eats and many south?	I used to work and live in/and near Limon. I met my wife whom lived near Greeley and I transfered to the Denver Complex. I moved from Hugo which is near Limon to Greeley and commuted. After 4 years of state service i now work for the federal Prison in Littleton, CO. and commute every day. I have been employed at the federal prison for almost 2 years.
What is "in-depth Bible studies on finances"? I don't understand how religion and finances go together.	Everyone has to make up there own mind if what the Bible says is true or not and if Jesus really is the only Savior. I accept those things to be true. Accepting that God is in charge of all things in heaven and in earth, the Bible does apply to every part of my life. I have a lot to learn and have made plenty of mistakes but that's life. The Bible does have a lot to say about money. There are some good Bible studies or even a concordance if you are curious. A few points I can think of right away are: In Proverbs -Honest weights and measures(no cheating) -If you are lazy, you will be poor -Establish your fields(career) before starting a family -Don't promise to pay what others owe -The borrower is slave to the lender Luke 14:28 talks about considering the cost before building a tower.(a budget?) Proverbs says that plans fail for lack of counsel. Going by these(and other principles), our family is doing our best to formulate a plan to be out of debt as quickly as possible. We are tired of being slaves. = ). We also need to work this plan in a way that my husband will have increased advancement opportunities. By moving, we will reduce our cost of living by at least 10%. By taking out this loan, we will have a loan in a fixed amount for a fixed time. We can close our credit card accounts and pay of this loan + vehicles in about 4 years time.

Member Payment Dependent Notes Series 376923

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376923	$10,000	$10,000	14.11%	1.00%	February 17, 2009	February 16, 2012	February 16, 2013	$3,000

                This series of Notes was issued upon closing and funding of member loan 376923. Member loan 376923 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	sheraton	Debt-to-income ratio:	9.34%
Length of employment:	20 years	Location:	CLERMONT, FL

Home town:
Current & past employers:	sheraton
Education:

This borrower member posted the following loan description, which has not been verified:

Will be consoldating 2 credit cards for one payment

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	69	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,585.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 376936

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376936	$15,000	$15,000	14.42%	1.00%	February 17, 2009	February 16, 2012	February 16, 2013	$2,500

                This series of Notes was issued upon closing and funding of member loan 376936. Member loan 376936 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	State of Delaware	Debt-to-income ratio:	15.61%
Length of employment:	16 years 4 months	Location:	Felton, DE

Home town:	Wilmington
Current & past employers:	State of Delaware, Christina Medica Center
Education:	Delaware Technical and Community College-Stanton-Wilmington

This borrower member posted the following loan description, which has not been verified:

to pay off credit cards, since the beginning of the year the interest rates have gone up, I have never been late and have always paid much more than than billed, and have paid them off several times. I would like to pay them off at a much lower interest rate.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,352.00	Public Records On File:	1
Revolving Line Utilization:	34.70%	Months Since Last Record:	76
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the public record on your file?	in 2000 I signed for a car for my daughter at a used car lot. They were to contact me if she defaulted on the loan. I was notified after she defaulted for 4 months and they contacted me to let me know it would be sent to the courts. I was at work and stated to them that I would pay the loan in full by 12 noon the next day, I could not leave work and get to the bank then drive 1.5 hours away to pay that day. The next day I went to the bank withdrew the $2,000 and went to the car lot. When I got there I waited 1 hour for them to come and tell me that the secretary left early to go to the courts to file several accounts, one being my daughters account. I did pay in full however it was already processed and a judgement was placed on the account. This account was satisfied the day it was initiated. I have tried a dozen times to have this removed from my record, but it continues to surface. I have been informed it will expire in 2010. Thank you for letting me explain. I have learned a valuable lesson. Never sign a loan for anyone.
what are the terms of your mortgage? 15-year fixed, 30-year fixed, arm? also, what do you do for the state? can you submit a paystub to lending club to verify your income?	20 years fixed, I am a nursing supervisor at a Detox hospital, I did send in 2 pay stubs

Member Payment Dependent Notes Series 376969

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376969	$15,000	$15,000	9.63%	1.00%	February 17, 2009	February 16, 2012	February 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376969. Member loan 376969 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,833 / month
Current employer:	Bed Bath & Beyond	Debt-to-income ratio:	9.64%
Length of employment:	8 years 5 months	Location:	Smithtown, NY

Home town:	Miami
Current & past employers:	Bed Bath & Beyond
Education:	Bentley College

This borrower member posted the following loan description, which has not been verified:

I am currently a borrower and lender at Prosper and a lender at Lending Club. I am totally impressed with the quality of the Lending Club borrowers and feel 100% better about the loans I'm participating in. I would like to borrow $15,000 to close out my Prosper loans and move 100% to Lending Club. My credit score should be more than suffficient as well as my debt ratio.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,228.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, as a prosper borrower you would have a profile. Can you provide a link to the profile to demonstrate your history of payment with them? Thank you I have a prosper account and would be able to access the link.	Glad to supply the info...Markdavid1957
I have prosper account and I would like to access the link as well. Thanks	my member name is shown in the previous answer...
Everyone, you can check out markdavid1957 at http://www.lendingstats.com/lenders/markdavid1957. markdavid1957 took out a $5K loan @ 8.9% and a $15K loan at 10.4%. I don't see how consolidating these loans to 9.63%, given transaction fees, would be worth it. Seems to me you'd be better off keeping your Prosper loans - right?	I would like to move all of borrowing and lending activities to a single site. Prosper has been frozen for funding new borrowers for months and there is no end in sight. In addition to paying off my loans, I apply all lending proceeds to my outstanding balances.

Member Payment Dependent Notes Series 377005

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377005	$15,000	$15,000	13.79%	1.00%	February 17, 2009	February 17, 2012	February 17, 2013	$3,050

                This series of Notes was issued upon closing and funding of member loan 377005. Member loan 377005 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Hilton Hotels	Debt-to-income ratio:	6.72%
Length of employment:	4 years	Location:	brooklyn, NY

Home town:
Current & past employers:	Hilton Hotels
Education:

This borrower member posted the following loan description, which has not been verified:

need $$ for home improvement

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,244.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you are currently renting, is this home improvement for your own home?	This is my mom's house as i am living with her now, and therefore i hope i can loan some money for home improvement.

Member Payment Dependent Notes Series 377021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377021	$5,400	$5,400	13.47%	1.00%	February 17, 2009	February 16, 2012	February 16, 2013	$850

                This series of Notes was issued upon closing and funding of member loan 377021. Member loan 377021 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,382 / month
Current employer:	Dick's Sporting Goods	Debt-to-income ratio:	18.18%
Length of employment:	4 years	Location:	Fairfax, VA

Home town:	Ft. Belvoir
Current & past employers:	Dick's Sporting Goods
Education:	SUNY at Albany

This borrower member posted the following loan description, which has not been verified:

looking to consolidate my debt, but looking for payments of about $200 - $220 per month

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,647.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi cheiron. What interest rate are you currently paying on your debt? What is the current total monthly minimum payment for the debt you have to pay off? How did you accrue this debt and have you made changes to avoid accruing additional debt in the future? Thank you.	Since I haven't been able to get a loan amount for the total debt, I am only applying to cover partial debt. I am refinancing a personal loan that I currently have. It is a consolidation loan that I got to pay off my car, some initial credit card bills and take care of past problems on my credit report. Since my initial credit was bad, I got over a 26% interest rate. I am currently paying $210 a month on my personal loan. I am looking for lower rate, so that I can lower my monthly payment for this loan and increase payments in my credit cards to reduce them to 0 as quickly as possible. I am paying more than the minimum payment to the 2 credit cards that I have a balance on. Most of the balance on one of the credit cards came from when I had to go into the hospital two times in one month and my insurance only paid so much. The other was some frivolous spending, and the rest was used when my paycheck wasn't large enough to cover the bills I had to pay. I tend to only buy when I really need something, and try not to use my credit cards. I hope this answers your question. If you have any more to ask, feel free.
Cheiron, I don't know if this is a discriminatory question, but I'm wondering how long you've been in the work force since college? Did some of the debt occur during college or since school?	I have been in the workforce for13-14 years since leaving college. At first hopping from job to job, but I believe I have finally found a company I can work for. I have been with them for just over 2 years now, which is the longest I have ever worked for a single company. Some of the debt did occur after school.
how much is your rent? how much is your utilities? Any dependents? Whats the balance on your car?	My rent is 530 per month. Utilities are included. I have no dependents. Any balance that was on my car is in the personal loan that I am refinicing with this loan. As far as the bank and car company are concerned though, I have the title. My car is free and clear of any liens.

Member Payment Dependent Notes Series 377027

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377027	$6,400	$6,400	14.11%	1.00%	February 17, 2009	February 16, 2012	February 16, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 377027. Member loan 377027 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	Commonwealth of Massachusetts	Debt-to-income ratio:	16.05%
Length of employment:	4 years	Location:	PEABODY, MA

Home town:
Current & past employers:	Commonwealth of Massachusetts
Education:	Suffolk University

This borrower member posted the following loan description, which has not been verified:

trying to consolidate my debts

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	29
Revolving Credit Balance:	$8,959.00	Public Records On File:	0
Revolving Line Utilization:	90.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you verify your income by submitting a paystub to lending club?	I'm not very sure how I would do that but I will look into sending a stub in. I thought Lending Club already verified all my information I submitted?

Member Payment Dependent Notes Series 377077

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377077	$15,000	$15,000	15.68%	1.00%	February 17, 2009	February 16, 2012	February 16, 2013	$9,000

                This series of Notes was issued upon closing and funding of member loan 377077. Member loan 377077 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,642 / month
Current employer:	JPMorgan Chase & Co.	Debt-to-income ratio:	22.30%
Length of employment:	3 years 6 months	Location:	ARLINGTON, TX

Home town:	Edinburg
Current & past employers:	JPMorgan Chase & Co.
Education:	The University of Texas at Arlington

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate all my credit cards as well as my vehicle into one payment. I would like to go back to school and the extra $300.00 I will be saving by consolidating all my credit cards will help out tremendously. The one thing that will bring peace of mind is that I will have a time frame as to when I will be out of debt. I have always paid my bills on time and will continue to do so as I fully understand that they are my responsibility however the peace of mind at the end of the day would mean so much.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,473.00	Public Records On File:	0
Revolving Line Utilization:	88.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377081

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377081	$4,500	$4,500	12.53%	1.00%	February 17, 2009	February 16, 2012	February 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377081. Member loan 377081 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,375 / month
Current employer:	Chick Piano Co., Inc.	Debt-to-income ratio:	22.47%
Length of employment:	7 years 4 months	Location:	Watkinsville, GA

Home town:	Greenville
Current & past employers:	Chick Piano Co., Inc., England Pianos & Organs
Education:	Lee University, Augusta State University

This borrower member posted the following loan description, which has not been verified:

This new business is with Lowrey Organ & Wellness Centers established over 40 years ago. The website is: http://www.lowrey.com/Default.aspx The program consist of seniors (65-75 years of age) participating in keyboard group lessons and the purchase of organ keyboards. The lessons are designed to facilitate the senior student to a quick start in playing music with the aid of group lessons and automatic features on the instrument. I have already purchased 26 rental instruments ($16,000) to start the business. I need $15,000 to assist me with the first few months of start up costs.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1982	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	73
Revolving Credit Balance:	$8,596.00	Public Records On File:	0
Revolving Line Utilization:	90.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How do reach your clients, do they come to you? How do you advertise?	We start with newspaper & senior oriented publications in the local area of business. As the classes develop then the students are encouraged to bring friends & relatives to participate in the classes to continue the growth.
Could you comment on the delinquency 6 years ago?	I would have to see the credit report to be specific. I think it was a Macy's account. The payment didn't get there on the due date so they count it 30 days late...?

Member Payment Dependent Notes Series 377094

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377094	$15,000	$15,000	16.00%	1.00%	February 17, 2009	February 16, 2012	February 16, 2013	$9,200

                This series of Notes was issued upon closing and funding of member loan 377094. Member loan 377094 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Trinity (rusty mug inc) formerly JR	Debt-to-income ratio:	7.39%
Length of employment:	5 years 11 months	Location:	new york, NY

Home town:	new york
Current & past employers:	Trinity (rusty mug inc) formerly JR, Jr restaurant- same employer as above
Education:	Fordham University, Pacific College of Oriental Medicine, CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

Interested in paying off credit card debt and having some cash left over for small home improvements jobs. Would like to pay off about 10,000 in credit cards. I am not late on any payments. Just tired of 23% credit card bills. Am employed and have credit in the 600's. Thank you.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	34
Revolving Credit Balance:	$11,307.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you take the loan if it's not fully funded?	The only answer I can give is that if it is a worthwhile amount to pay off some debt- then, yes. My purpose is to consolidate a good part of my debt(about $10,000.) and if there is any left for some home improvement, that would be great. Thanks for your consideration

Member Payment Dependent Notes Series 377112

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377112	$15,000	$15,000	15.05%	1.00%	February 17, 2009	February 16, 2012	February 16, 2013	$2,500

                This series of Notes was issued upon closing and funding of member loan 377112. Member loan 377112 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Call Center Services	Debt-to-income ratio:	11.38%
Length of employment:	4 years 1 month	Location:	New Castle, DE

Home town:	Bayshore
Current & past employers:	Call Center Services
Education:	Wesley College-Dover, Hofstra University

This borrower member posted the following loan description, which has not been verified:

Purchasing a profitable laundromat. Purpose of the loan is to ensure adequate operating capital for the first six to eight months. Need to borrow through alternative lending opportunities as banks and the SBA are not being cooperative. Financing for the acquisiton has already been approved. $30k of my personal funds have been used for the down payment (nonrefundable). I intend to grow sales/profits by aggressive marketing and by providing new machines to increase prices and reduce utility expenses. Please visit my website at www.william-arthur.com to learn more about me.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,724.00	Public Records On File:	0
Revolving Line Utilization:	90.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you give us an idea of what current demand for a business like this has in your area right now? Or maybe even where you intend to draw customers from, for example are there apartment nearby?	The laundromat is an existing business and has been for many years. It is profitable, but it currently relies on walk-in customers and does no marketing. There are several apartment complexes within a half mile of the operation. The majority of the customers are assumed to be from those. I intend to generate additional demand by developing the wash and fold service (not a priority for the current owner) and offering a delivery service. I will start by marketing to the High School employees (HS is around the corner) whereby they can drop off their laundry in the morning and I will deliver to the main office before school closes. There are also many potential commercial accounts that might outsource their laundry needs. The intended use of the funds I am requesting is to support marketing and to have a cash cushion for unexpected major repairs. I have done my due diligence but you just never know until you have the keys. It is my expectation to be able to raise topline sales 20% by end of year. Short term profits will be re-invested in new, larger machines to assist in lowering utility costs and justify price increases.

Member Payment Dependent Notes Series 377281

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377281	$6,000	$6,000	9.63%	1.00%	February 11, 2009	February 17, 2012	February 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377281. Member loan 377281 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Department of Defense (DOD)	Debt-to-income ratio:	9.10%
Length of employment:	4 years 6 months	Location:	Shelton, WA

Home town:	Bremerton
Current & past employers:	Department of Defense (DOD)
Education:	Olympic College

This borrower member posted the following loan description, which has not been verified:

I owe on a Prosper loan $7664.41 at 11.98% next payment due 3/19/09 original loan was $10,000 payments are $332.05 a month so anything less would be good. diffrence of amount asked and amount owed can be bridged by tax return and pay.

A credit bureau reported the following information about this borrower member on February 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,825.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was the purpose of the prosper loan?	It paid off my credit cars, which are still at 0 except for my Best Buy car that has no intrest for 18 months, starting in December. Had a lot of Dental bills. Longer answer I was going to borrow a larger sum from 401K to pay prosper but market went way down and I didn't want to lock in losses. took smaller loan at 3.72% but even if I paid that off wich would get me back in the market I would have to wait 60 days to borrow from 401k again. so I would just like to keep paying my self 3.72% and extend the loan at a lower rate that I have at prosper (and about $120 a month less)
Can you tell me your Prosper loan Listing & Loan numbers.	listing 380573 I didn't see the loan number, here is the link to it http://www.prosper.com/lend/listing.aspx?listingID=380573 since 8/26/08 I've payed $2,842.37
How much is on your Best Buy card?	$1600
Thanks for the information on your Prosper loan. I didn't bid on your Prosper loan but I will definitely fund a part of your Lending Club loan.	THANKS!!!

Member Payment Dependent Notes Series 377294

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377294	$7,000	$7,000	8.00%	1.00%	February 12, 2009	February 17, 2012	February 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377294. Member loan 377294 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	McQuade's Pharmacy	Debt-to-income ratio:	3.78%
Length of employment:	9 years 3 months	Location:	Charlestown, RI

Home town:	Westerly
Current & past employers:	McQuade's Pharmacy, CVS
Education:	University of Rhode Island (URI)

This borrower member posted the following loan description, which has not been verified:

I am a partner of a small business called Downtown Creamery. We are an ice cream shop going into our second year of business. Unfortunately we've fallen behind on the rent and the landlord is looking for it.

A credit bureau reported the following information about this borrower member on February 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,488.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you have been fiscally irresponsible enough to fall behind on rent, how do you plan to be able to pay this loan back? How quickly do you believe that you will be able to pay back this loan?	Type your answer here.It's a partnership between 3 people and one of them is the landlord who thinks he's doing the other 2 of us a favor by letting us slide while we catch up on our start up costs and advertising.
How much is the rent, and what is the monthly revenue of your business?	Type your answer here.The rent is 2300 per month.It's an ice cream shop so the monthly revenue at this time of year is $9000.
What do you do for McQuade's Pharmacy that earns you almost $100,000 annually?	Type your answer here.I'm a pharmacist.
more comment than question: "Downtown Creamery" doesn't necessarily evoke thoughts of ice cream. "Coldstone Creamery" barely does, thanks to the "Cold" part.	Type your answer here.ok??

Member Payment Dependent Notes Series 377311

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377311	$10,000	$10,000	8.00%	1.00%	February 11, 2009	February 17, 2012	February 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377311. Member loan 377311 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Department of Defense (DOD)	Debt-to-income ratio:	2.63%
Length of employment:	8 years 10 months	Location:	Miamisburg, OH

Home town:	Brewster
Current & past employers:	Department of Defense (DOD), US Air Force
Education:	Ohio University-Main Campus, University of Dayton

This borrower member posted the following loan description, which has not been verified:

I am requesting $10,000 to purchase and rehab real estate in Dayton, Ohio. In certain areas of Dayton, you can get a 3 bed 1 bath 2 story home for less than $10,000 due to the high number of foreclosed homes. I look for properties in the $6-8,000 range that can be made rentable for $2-3,000 and would rent for $600-$650 per month. Most homes are 60-80 years old, but in good structural condition and in decent neighborhoods. Many homes have been previously updated with new plumbing and electrical. Most of the updates I have done include paint, fixtures, carpet, flooring, and windows. The next home will be my third investment property and I wanted to try LendingClub as a way to finance the property and allow me to keep my cash reserves high.

A credit bureau reported the following information about this borrower member on February 3, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,390.00	Public Records On File:	0
Revolving Line Utilization:	10.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377365

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377365	$10,000	$10,000	9.63%	1.00%	February 17, 2009	February 18, 2012	February 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377365. Member loan 377365 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,583 / month
Current employer:	Trademark Imports	Debt-to-income ratio:	19.90%
Length of employment:	4 years	Location:	MULLICA HILL, NJ

Home town:	Pine Hill
Current & past employers:	Trademark Imports, Iron Butterfly, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

This loan would be used pay back a credit card debt of just under $5,000.00 and payback a loan from parents which was used to cover closing costs on a house I purchased. The loan term of 3 years structures the credit card debt and lowers the APR.

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,474.00	Public Records On File:	0
Revolving Line Utilization:	82.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you purchased a home why are you renting?	The house I purchased is still under construction. In the meantime I'm living with my parents which I pay rent to.
what are the terms of your mortgage? 30-year fixed, 15-year fixed, arm? can you provide lending club with a paystub to verify your income?	30 year fixed 5.5% - I just received lending clubs email this morning to verify my information and I am in the process of emailing them all their requests.
how much is the mortgage for?	$153,000.00
sounds great. looks like you've got all of your finances pretty much under control. i'd really like to see your income verified, at which point i'd be happy to fund 25% of your loan.	I just emailed them all the paystubs they requested along with employer contact information. I've never used Lending Club before so I'm not sure how quickly they do the verification.
Why are you paying your loan back to your parents? Aren't they giving you a better rate? possible 0%?	The money they provided me with was a cash advance from a credit card.

Member Payment Dependent Notes Series 377771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377771	$2,200	$2,200	9.63%	1.00%	February 12, 2009	February 19, 2012	February 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377771. Member loan 377771 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	united food service	Debt-to-income ratio:	21.77%
Length of employment:	2 years 4 months	Location:	littleton, CO

Home town:
Current & past employers:	united food service, Crown Equipment corporation
Education:	Colorado Mountain College

This borrower member posted the following loan description, which has not been verified:

I am a mechanic who has run out of space. I need to purchase a new tool chest for work. The faster I can get work done, the more money I make. It is very important in this buisness to have the correct tools. Thank you for considering my loan.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,544.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377780

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377780	$5,375	$5,375	13.47%	1.00%	February 17, 2009	February 19, 2012	February 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377780. Member loan 377780 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	St. Francis High School	Debt-to-income ratio:	23.68%
Length of employment:	1 year 7 months	Location:	Louisville, KY

Home town:	Charlotte, NC
Current & past employers:	St. Francis High School
Education:	Sweet Briar College, University of Arizona

This borrower member posted the following loan description, which has not been verified:

I am in my second year in a new city, and I feel as though I have not been able to make a reasonable dent in my debt. This loan would help me to pay off my credit card in a fixed amount of time, and contribute to my emergency savings account.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,757.00	Public Records On File:	0
Revolving Line Utilization:	85.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I see your revolving credit balance is roughly 3x the loan request, what are you doing to manage the remaining debt? Also, please detail your monthly expenses. Thank you.	My largest (and highest interest) debt is a result of my putting school expenses on a credit card, rather than getting an unsubsidized loan (long story). This request is to consolidate my remaining debt into one payment. The money I will save will go towards my larger debt for 5 months, at which point I plan to move into a cheaper apartment. I will also have a pay increase of $4000 beginning in July, and will earn approximately $4000 from a summer teaching position. This request will not only simplify my other payments into one, but it will allow me to focus on paying off my larger debt within 1-2 years. My current monthly expenses are: - Rent/Utilities: $650 - Phone: $45 - Credit card 1: Minimum: $350 - Credit card 2 (failed attempt at consolidation): $80 - Credit card 3: Minimum: $60 - Credit Card 4: Minimum: $55 - Student Loan: $200 It is rare that I am able to pay above the minimum, as, after taxes and health insurance, I have approximately $134/month for food, bus fare, toiletries, and other day-to-day expenses.
You have a very tight budget, but as they say in Mama Mia, I'm going to take a chance on you.	:) I have gotten used to living like a poor college student. I have never missed any payment. This will help me get out of debt faster.
Is the High School you work at a public or private institution?	It is an independent school (private).
Sorta like St Francis High School from Sister Act 2? =)	Pretty much, minus the nuns, uniforms and musical talent.

Member Payment Dependent Notes Series 378181

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378181	$6,000	$6,000	7.68%	1.00%	February 17, 2009	February 22, 2012	February 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378181. Member loan 378181 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,600 / month
Current employer:	US Air Force	Debt-to-income ratio:	1.29%
Length of employment:	9 years 9 months	Location:	O Fallon, IL

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to reinvest in Lending Club loan notes. Previously, I had used Prosper in this manner, but with their "quiet period" preventing further loans at the time, I am looking to start with Lending Club. I have excellent credit, am a homeowner, and am gainfully employed as an Air Force officer.

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,921.00	Public Records On File:	0
Revolving Line Utilization:	10.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378236	$2,500	$2,500	11.89%	1.00%	February 17, 2009	February 22, 2012	February 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378236. Member loan 378236 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Color Quick Printing	Debt-to-income ratio:	17.13%
Length of employment:	7 months	Location:	Port Richey, FL

Home town:
Current & past employers:	Color Quick Printing
Education:	University of South Florida

This borrower member posted the following loan description, which has not been verified:

I purchased a used car on credit at a very high percentage rate and I still need to sell my other 2 vehicles. I need to move the funds to a better APR until I can get my cars sold.

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	45	Months Since Last Delinquency:	19
Revolving Credit Balance:	$9,847.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What vehicles are you trying to sell?	I have a 93 Honda Accord and a 94 Toyota Pickup

Member Payment Dependent Notes Series 378466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378466	$3,350	$3,350	9.63%	1.00%	February 12, 2009	February 24, 2012	February 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378466. Member loan 378466 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,442 / month
Current employer:	Lawrence Berkeley National Labs	Debt-to-income ratio:	7.30%
Length of employment:	4 years 6 months	Location:	Lafayette, CA

Home town:	Denver
Current & past employers:	Lawrence Berkeley National Labs
Education:	San Francisco State University, Fashion Institute of Design & Merchandising in San Francisco (FIDM)

This borrower member posted the following loan description, which has not been verified:

In June 2008, I received my Bachelor of Science degree in Business Marketing from San Francisco State University. As a result of the recent economy, I decided to proceed with a professional certification in Project Management from the University of California, Berkeley. I am looking to apply this certificate towards a Not-for-profit organization after completion that would benefit from my skills. This program which consists of evening and weekend sessions will take approximately 7 months to complete. Since this is a professional certification, I do not qualify for a student loan. On the other hand, my husband has a permanent position with the government; therefore, we will not have any problems making payments.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,578.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378806

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378806	$4,000	$4,000	9.32%	1.00%	February 17, 2009	February 25, 2012	February 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378806. Member loan 378806 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Zephyr Real Estate	Debt-to-income ratio:	10.78%
Length of employment:	4 years 4 months	Location:	San Francisco, CA

Home town:
Current & past employers:	Zephyr Real Estate, Hospital
Education:	German school

This borrower member posted the following loan description, which has not been verified:

I would like to take out the old carpet in most of the home and finish the wood floors underneat to possibly get a higher appraisal for a loan refi. The second project will be painting the home.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$116,648.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I see that you have a revolving credit balance over $125k with 15% utilization, why not use some of that for this project? You also make over $8k per month, why not save up for two months and pay cash?	I'm not planning to keep this loan for a long period of time. Working in Real Estate I'm on commission. My next deal closes mid March. Yes I could wait but I also want to take advantage of the low rates for refi as long as they are offered. I hope this answers your question. This time I'm on this end of the deal, next time I'm on the other end. ;o)

Prospectus Supplement (Sales Report) No. 18 dated February 17, 2009